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                                                                 Exhibit 10.21
                                                              Letter Agreement


                      Annuity and Life Re (Holdings), Ltd.


                                 March 19, 1998


Insurance Partners Offshore (Bermuda), L.P.
41 Cedar Avenue
P.O. Box HM 1179
Hamilton, Bermuda HM EX

     Re:  Securities Purchase Agreement

Gentlemen:

     Reference is made to the Securities Purchase Agreement (the "Agreement") dated as of March 19, 1998 between Insurance Partners Offshore (Bermuda), L.P. and Annuity and Life Re (Holdings), Ltd. (the "Company"). All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

     For good and valuable consideration, the receipt of which is hereby acknowledged, the Company, intending to be legally bound, hereby agrees as follows: the obligation of Purchaser to purchase and pay for the Company's Common Shares and Warrants on the Closing Date shall be subject to (a) the condition that the total number of Common Shares of the Company outstanding immediately following the consummation of the Public Offering and any concurrent private placement of the Company's Common Shares (including the sale of Common Shares to Purchaser) not exceed 25.5 million Common Shares; and (b) the condition that the person designated by Purchaser and Insurance Partners, L.P. pursuant to their joint right under that certain letter agreement among them and the Company dated March 19, 1998, shall have been elected as a director of the Company, provided that such person is reasonably satisfactory to the Board of Directors of the Company.

                                        Very truly yours,

                                        ANNUITY AND LIFE RE (HOLDINGS), LTD.



                                        /s/ Lawrence S. Doyle
                                        ------------------------------------
                                        Lawrence S. Doyle
                                        President and Chief Executive Officer